Exhibit 10.1

TECHTARGET, INC.

STOCK OPTION AGREEMENT

TechTarget, Inc., a Delaware corporation (the “Company”), hereby grants the following stock option pursuant to its 2024 Incentive Plan and subject to the terms and conditions attached hereto and incorporated herein by reference.

NOTICE OF GRANT

Name of optionee (the “Participant”):
Grant Date:
Number of shares of Common Stock subject to this option (“Shares”):
Option exercise price per Share:
Type of Option:
Vesting Start Date:
Final Exercise Date:

Vesting Schedule:

Vesting Date	Shares that Vest

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

TECHTARGET, INC.

Signature of Participant Street Address	By: Name: Charles D. Rennick Title: Vice President, General Counsel and Corporate Secretary
City/State/Zip Code

Exhibit 10.1

TECHTARGET, INC.

STOCK OPTION AGREEMENT

INCORPORATED TERMS AND CONDITIONS

1.
Grant of Option.

This Stock Option Agreement (this “Agreement”) evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2024 Incentive Plan (the “Plan”), the number of Shares set forth in the Notice of Grant of Common Stock, $0.001 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).

If so specified in the Notice of Grant, it is intended that the option evidenced by this agreement shall be an incentive stock option (an “ISO”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), to the maximum extent permitted by law. To the extent that this option does not qualify as an ISO, or is designated in the Notice of Grant as a nonstatutory stock option, this option shall be treated as a nonstatutory stock option.

Except as otherwise indicated by the context, the term “Participant,” as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.
Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”).

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.
Exercise of Option.
(a)
Form of Exercise. Each election to exercise this option shall be in writing, in the form of the Stock Option Exercise Notice attached hereto as Annex A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or in such other form (which may be electronic) as is approved by the Company, together with payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional Share.

Exhibit 10.1

(b)
Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or its applicable subsidiary or affiliate, as applicable, the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”). For purposes of the remainder of this Section 3, references to the Company shall include any applicable subsidiary or affiliate of the Company.
(c)
Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment agreement, consulting agreement, confidentiality, nondisclosure or invention assignment agreement, severance agreement or other employment-related agreement between the Participant and the Company, the right to exercise this option shall terminate effective as of such violation.
(d)
Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not prior to such death or disability terminated its relationship with the Participant for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death, by a Designated Beneficiary (as defined in the Plan)), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
(e)
Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination). If the Participant is subject to an individual employment, consulting, severance or other employment-related agreement with the Company, or eligible to participate in a Company severance plan or arrangement, in any case which agreement, plan or arrangement contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement, plan or arrangement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the

Exhibit 10.1

Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment shall be considered to have been terminated for Cause if the Company determines, within thirty (30) days after the Participant’s resignation, that termination for Cause was warranted.
4.
Tax Matters.
(a)
Withholding. No Shares of Common Stock will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
(b)
Disqualifying Disposition. If this option is an ISO and if the Participant disposes of Shares acquired upon exercise of this option within two (2) years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.
5.
Transfer Restrictions.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.
Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which can be obtained by the Participant by emailing legal@techtarget.com. The Participant hereby acknowledges and agrees to be bound by all the terms and provisions of the Plan.

7.
Miscellaneous.
(a)
Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Participant.
(b)
No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of this option is contingent upon his or her continued status as an Eligible Participant, this agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company or any subsidiary or other affiliate of the Company.

Exhibit 10.1

(c)
Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this agreement; (ii) has been represented in the preparation, negotiation and execution of this agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this agreement; and (iv) is fully aware of the legal and binding effect of this agreement.
(d)
Change in Control. In the event of Change in Control Event (as defined in the Plan), the provisions of Section 10(c)(2) of the Plan shall govern the option granted under this Agreement.
(e)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(f)
Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Compensation Committee of the Board of Directors of the Company.
(g)
Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its office at 275 Grove St. Newton, MA 02466 Attn: General Counsel. Each notice to the Participant shall be addressed to the Participant at the Participant’s address provided on the Notice of Grant.
(h)
Governing Law; Dispute Resolution. This agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

Exhibit 10.1

ANNEX A

TECHTARGET, INC.

STOCK OPTION EXERCISE NOTICE

TechTarget, Inc.

275 Grove Street

Newton, MA 02466

Attn: General Counsel

legal@techtarget.com

Dear Sir or Madam:

I, (the “Participant”), hereby irrevocably exercise the right to purchase shares of Common Stock, $0.001 par value per share (the “Shares”), of TechTarget, Inc. (the “Company”) at $ per share pursuant to the Company’s 2024 Incentive Plan and a stock option agreement with the Company dated (the “Option Agreement”). Enclosed herewith is a payment of $ , the aggregate purchase price for the Shares. The certificate for the Shares should be registered in my name as it appears below or, if so indicated below, jointly in my name and the name of the person designated below, with right of survivorship.

Dated:

Signature

Print Name

Address:

Name and address of persons in whose name the Shares are to be jointly registered (if applicable):